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                                                           EXHIBIT 16
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                    [Greenawalt & Company, P.C. Letterhead]



                                            May 9, 2002



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

          We have reviewed the disclosures made by First Community Financial Corporation in Part II, Item 3, "Changes in and Disagreements with Accountants," of the Corporation's Registration Statement on Form 10-SB filed with the Commission on April 17, 2002, as amended by Amendment No. 1 on Form 10-SB/A, and hereby confirm our agreement with the statements made therein.

                                             Very truly yours,



                                             Greenawalt & Company, P.C.